EXHIBIT 99
                                         PROXY

                                   CITY BANCORP, INC.
                                   ____________, 1994
                            SPECIAL MEETING OF SHAREHOLDERS



              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

           The undersigned hereby constitutes and appoints Beldon E. Fox, Sr., Richard L. Delhomme and Arthur L. Schexnayder, Jr., or any of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of City Bancorp, Inc. ("Bancorp") that the undersigned is entitled to vote at the special meeting of the shareholders of Bancorp to be held on ____________, 1994 and at any and all adjournments thereof.

           1. A proposal to approve an Agreement and Plan of Merger and two related merger agreements (collectively, the "Plan") pursuant to which, among other things, (i) City Bank & Trust Company, New Iberia, Louisiana, the wholly-owned bank subsidiary of Bancorp, will merge into The First National Bank of Lafayette, a wholly-owned bank subsidiary of First Commerce Corporation ("FCC"); (ii) immediately thereafter, Bancorp will merge into FCC (the "Holding Company Merger"); and (iii) on the effective date of the Holding Company Merger, each outstanding share of common stock of Bancorp will be converted into a number of shares of FCC common stock as determined in accordance with the terms of the Plan.

               FOR  ______       AGAINST  ______       ABSTAIN ______

           2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

           THIS   PROXY  WILL  BE  VOTED  AS  SPECIFIED.   IF  NO  SPECIFIC
           DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH HEREIN.

           Please sign exactly  as  name  appears  on  the  certificate  or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized persons. If a partnership, please sign in partnership name by authorized persons.


          Dated:  ________, 1994

                                 Signature of Shareholder


          Insert Mailing Label


                                 Signature (if jointly owned)



                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                    TO BANCORP PROMPTLY USING THE ENCLOSED ENVELOPE.